Exhibit 99.1

Houston Exploration to Revise Two Quarterly Reports
No Impact to Earnings, Cash Provided by Operating Activities or Financial Position

Houston, Texas — November 23, 2004 — The Houston Exploration Company (NYSE:THX) announced today that subsequent to the issuance of its consolidated financial statements for the six months ended June 30, 2004, and the nine months ended September 30, 2004, the company discovered that it misclassified a component of the asset exchange transaction completed in June 2004 with KeySpan Corporation (the “KeySpan Exchange”) as a cash item, resulting in the inclusion of the item in the Consolidated Statements of Cash Flows. This misclassification had no impact on previously reported net cash provided by operating activities, total cash flows, net income or shareholders’ equity.

Pursuant to the KeySpan Exchange, Houston Exploration redeemed and cancelled 10,800,000 shares of its common stock owned by KeySpan in exchange for all of the stock of Seneca-Upshur Petroleum, Inc., Houston Exploration’s wholly-owned subsidiary, to which it contributed all of its Appalachian Basin assets valued at $60 million and $389 million in cash, for a total exchange value of $449 million. The $60 million exchange value received for the Appalachian Basin assets was presented on the Consolidated Statements of Cash Flows for each of the periods as an inflow of cash from investing activities and included in the line item “Proceeds from dispositions” and as an outflow of cash from financing activities and included in the line item “Exchange of common stock”.

Houston Exploration intends to revise the Consolidated Statements of Cash Flows included in the Consolidated Financial Statements that are contained in the Quarterly Reports on Form 10-Q for each of the quarterly periods ended June 30, 2004, and September 30, 2004, to revise by $60 million each of the line items referenced above, as well as the resulting subtotal line items “Net cash used in investing activities” and “Net cash used in financing activities”. As revised, the Consolidated Statements of Cash Flows for the affected periods will reflect only the $389 million cash portion of the KeySpan Exchange.

The revisions described above are offsetting and accordingly do not affect previously reported net cash provided by operating activities, total cash flows, net income or shareholders’ equity.

The Houston Exploration Company is an independent natural gas and crude oil producer engaged in the development, exploitation, exploration and acquisition of natural gas and crude oil properties. The company’s operations are focused in South Texas, the Rocky Mountains, the Arkoma Basin, and offshore in the shallow waters of the Gulf of Mexico. Additional production is located in East Texas. For more information, visit the company’s website at www.houstonexploration.com.

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Contact:	The Houston Exploration Company
Melissa Reynolds
713-830-6887
mreynolds@houstonexp.com

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act. All statements other than statements of historical fact included in this press release are forward-looking statements and reflect the company’s current expectations and are based on current available information. Important factors that could cause actual results to materially differ from the company’s current expectations include price volatility, the risk of future writedowns, the inability to meet substantial capital requirements, the constraints imposed by current indebtedness, reserve replacement risks, drilling risks and results, the risks associated with the recent acquisitions, the successful negotiation and consummation of acquisitions, the integration of acquired assets and other factors inherent in the exploration for and production of natural gas and crude oil discussed in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the year ended December 31, 2003. The company assumes no responsibility to update any of the information referenced in this news release.